Exhibit 99.1

TriplePoint Venture Growth BDC Corp. Announces Second Quarter 2015 Financial Results

Declares Third Quarter 2015 Dividend of $0.36 Per Share

Menlo Park, Calif., August 11, 2015 — TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company” or "TPVG"), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in the technology, life sciences and other high growth industries, today announced its financial results for the second quarter of 2015.  TPVG also declared a third quarter 2015 dividend of $0.36 per share.

Second Quarter 2015 Highlights:

•	GAAP net investment income and core net investment income[1] of $6.3 million or $0.38 per share.
•	Net increase in net assets resulting from operations of $0.43 per share.
•	Net asset value of $14.54 per share as of June 30, 2015.
•	Declared a second quarter regular dividend of $0.36 per share, paid on June 16, 2015.
•	$62.0 million of signed term sheets during the second quarter; closed $57.5 million of new debt commitments to domestic and international venture growth stage companies.
•

Funded approximately $7.5 million in new investments and received prepayments of $46.9 million in principal balance, resulting in a total investment portfolio at June 30, 2015 of $208.3 million at fair value.

•	17.9% weighted average portfolio yield for the second quarter.
•	Experienced liquidity event with portfolio company Endochoice Holdings, Inc.’s initial public offering.
•	Subsequent to the end of the second quarter, raised $48.3 million of net proceeds from the public offering of notes.

“Our performance this quarter reflects strong conditions in the venture capital ecosystem and the strength of our venture lending model,” said Jim Labe, chief executive officer and chairman of the board of TPVG.  “We expect our platform, our investment portfolio, and the venture lending market as a whole to benefit from the sustained increase in investment activity currently taking place among our select venture capital sponsors and from the strong demand for debt by venture backed companies.”

“We continue to see quality venture growth stage lending opportunities,” said Sajal Srivastava, president and chief investment officer of the Company. “We are deploying the proceeds from our follow-on equity offering, portfolio repayments and recent debt offering in a disciplined fashion to continue building and scaling our business.”

[1]

Core net investment income is a non-GAAP measure and is provided in addition to, but not as a substitute for, net investment income.  Core net investment income represents net investment income excluding the Company’s capital gains incentive fee.

Portfolio and Investment Activity

During the second quarter of 2015, the Company entered into $57.5 million of new commitments, funded two debt investments with $7.5 million in principal balance, funded one equity investment for approximately $0.5 million, and acquired warrants valued at approximately $0.6 million.  Three portfolio companies prepaid $46.9 million in principal balance of debt during the quarter. The weighted average portfolio yield was 17.9% for the second quarter of 2015. Excluding the impact of prepayments, the weighted average portfolio yield was 14.3% for the current quarter. The Company calculates weighted average portfolio yield as the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio at the beginning of each month in the period.

As of June 30, 2015, the Company had 70 investments in 28 companies. The total cost and fair value of these investments were approximately $207.9 million and $208.3 million, respectively.

The following table shows detailed information of the total investment portfolio as of June 30, 2015.

	As of June 30, 2015
(dollars in thousands)	Cost	Fair Value	Net Unrealized (Losses) Gains	Number of Investments	Number of Companies
Debt Investments	$197,780	$194,864	$(2,916)	38	14
Warrants	6,654	8,791	2,137	25	25
Equity Investments	3,473	4,599	1,126	7	7
Totals	$207,907	$208,254	$347	70	28

Unfunded Commitments

As of June 30, 2015, the Company’s unfunded commitments totaled $147.5 million, $17.0 million of which is dependent upon customers reaching certain milestones before being permitted to request funding. Of the $147.5 million of unfunded commitments, $35.0 million will expire during 2015 and $112.5 million will expire during 2016 if not drawn prior to expiration. Since these commitments may expire without being drawn upon, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.

Signed Term Sheets

During the second quarter, TriplePoint Capital (“TPC”) originated $62.0 million of signed, non-binding term sheets to venture growth stage companies. All of these opportunities are subject to a number of conditions including completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with TPC’s allocation policy.  Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company even though the Company is the primary vehicle through which TPC focuses its venture growth stage business.

Results of Operations

For the second quarter of 2015, the Company’s total investment and other income was $11.6 million as compared to $5.5 million for the second quarter of 2014, representing a weighted average portfolio yield of 17.9% on its debt investments during the quarter as compared to 14.4% for the second quarter of 2014.  For the six months ended June 30, 2015, the Company’s total investment and other income was $21.4 million, representing a weighted average portfolio yield of 16.2% on its debt investments.

Operating expenses for the second quarter of 2015 were approximately $5.3 million as compared to $2.6 million for the second quarter of 2014.  Operating expenses for the second quarter of 2015 consisted of $1.4 million of base management fees, $1.6 million of income incentive fees, $6 thousand of accrued capital gains incentive fees, $1.2 million of interest expense and amortization of deferred credit facility costs, $0.4 million of administration agreement expenses and $0.7 million of general and administrative expenses. For the six months ended June 30, 2015, the Company’s operating expenses were $10.2 million.

For the second quarter of 2015, the Company recorded net investment income of approximately $6.3 million, or $0.38 per share, as compared to approximately $2.9 million, or $0.29 per share for the second quarter of 2014.  The Company’s core net investment income, which excludes the impact of the capital gains incentive fee, was approximately $6.3 million, or $0.38 per share, for the second quarter of 2015 as compared to approximately $2.9 million, or $0.29 per share, for the second quarter of 2014. For the six months ended June 30, 2015, the Company’s net investment income was $11.2 million, or $0.84 per share, and core net investment income was $11.0 million, or $0.81 per share. The Company believes an important measure of the investment income that the Company distributes each year is core net investment income since capital gains incentive fees are accrued based on net realized and unrealized gains but are not earned until net realized gains occur.

For the quarter, the Company’s net change in unrealized gains was approximately $0.8 million, or $0.05 per share, as compared to an unrealized gain of approximately $36 thousand for the second quarter of 2014.  The net change in unrealized gains in the second quarter of 2015 consisted of approximately $30 thousand for the increase in fair value of debt investments, approximately $0.2 million for increase in the fair value of warrants and approximately $0.6 million for increase in the fair value of equity. For the six months ended June 30, 2015, the Company’s net change in unrealized losses was approximately $1.1 million, or $0.11 per share.

The Company’s net increase in net assets resulting from operations for the second quarter of 2015 was approximately $7.1 million, or $0.43 per share, as compared to $2.9 million, or $0.29 per share, for the second quarter of 2014. For the six months ended June 30, 2015, the Company’s net increase in net assets resulting from operations was approximately $9.8 million, or $0.73 per share.

As of June 30, 2015, the Company had $3.5 million, or $0.21 per share, of undistributed taxable income from ordinary income.

Credit Quality

The Company maintains a credit watch list with borrowers placed into one of five categories based on management’s judgment of credit quality, where Clear, or 1, is the highest rating and all new loans are initially assigned a rating of White, or 2.  During the three months ended June 30, 2015, in addition to the impact of new funding activity, three borrowers rated White, or 2, were removed in conjunction with prepaying all of their outstanding obligations.  In addition, during this period, a new obligor was rated Orange, or 4, after acquiring the assets of and assuming the outstanding obligations owed by an obligor previously rated Red, or 5.   As of June 30, 2015, the weighted average investment ranking of the Company’s debt investment portfolio was 2.01, as compared to 2.06 at the end of the prior quarter.

The following table shows the credit rankings for the debt investments the Company has outstanding with 14 companies, as of June 30, 2015.

	As of June 30, 2015
(dollars in thousands) Category	Fair Value	Percentage of Debt Investment Portfolio	Number of Portfolio Companies
Clear (1)	$29,763	15.3%	1
White (2)	144,048	73.9	11
Yellow (3)	10,067	5.2	1
Orange (4)	10,986	5.6	1
Red (5)	—	—	—
	$194,864	100.0%	14

Net Asset Value

As of June 30, 2015, the Company’s net assets were approximately $242.0 million, compared to approximately $237.9 million as of March 31, 2015. The Company’s net asset value per share as of June 30, 2015 was $14.54 per share, compared to $14.48 per share as of March 31, 2015. The increase in net asset value per share was the result of the Company’s net increase in net assets resulting in operations for the period exceeding dividends paid. These per share calculations are based on the Company’s shares of common stock outstanding as of the end of the respective periods.

Liquidity and Capital Resources

As of June 30, 2015, the Company had total cash of approximately $97.4 million and available capacity of $139.0 million under its revolving credit facility. Subsequent to the end of the second quarter, the Company raised $48.3 million of net proceeds from the public offering of notes.

Dividend

The Company’s board of directors declared a quarterly dividend of $0.36 per share for the third quarter of 2015 payable on September 16, 2015, to stockholders of record as of August 31, 2015.

Subsequent Events

Since June 30, 2015:

•	The Company entered into $50.0 million of new venture growth stage commitments and funded $10.0 million in new investments.
•	TPC’s direct originations platform entered into $42.5 million of additional non-binding signed term sheets with venture growth stage companies.
•	The Company raised $48.3 million of net proceeds from the public offering of notes.

Conference Call

The Company will host a conference call at 5:00 p.m. Eastern time today, August 11, 2015, to discuss its financial results for the quarter ending June 30, 2015. To listen to the call, investors and analysts should dial 877-201-0168 (domestic) or 647-788-4901 (international) and enter conference ID 97009606. Please dial in at least five minutes before the scheduled start time. A replay of the call will be available through August 24, 2015, by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering conference ID 97009606.  The conference call also will be available via a live audio webcast in the investor relations section of the Company’s website, http://www.tpvg.com. An online archive of the webcast will be available on the Company’s website for 30 days after the call.

About TriplePoint Venture Growth BDC Corp.

TriplePoint Venture Growth BDC Corp.  (the “Company”) (NYSE: TPVG) is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. It was formed to expand the venture growth stage business segment of TriplePoint Capital LLC. The Company’s investment objective is to maximize its total return to stockholders primarily in the form of current income and, to a lesser extent, capital appreciation by primarily lending with warrants to venture growth stage companies focused in technology, life sciences and other high growth industries backed by a select group of leading venture capital investors. More information is available at http://www.tpvg.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same.  Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control.  Words such as "anticipates," "expects," "intends," "plans," "will," "may," "continue," "believes," "seeks," "estimates," "would," "could," "should," "targets," "projects," and variations of these words and similar expressions are intended to identify forward-looking statements.  For a further list and description of such risks and uncertainties, see the Company's final prospectus filed with the Securities and Exchange Commission on March 30, 2015, annual report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on March 18, 2015, and other reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company.  Forward-looking statements are not predictions of future events.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact

Alan Oshiki or Trevor Martin

Abernathy MacGregor

212-371-5999 / 415-926-7961

aho@abmac.com / trm@abmac.com

TRIPLEPOINT VENTURE GROWTH BDC CORP

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(dollars in thousands, except share data)

	June 30, 2015	December 31, 2014
	(unaudited)
Assets
Investments at fair value (amortized cost of $207,907 and $256,485, respectively)	$208,254	$257,971
Short-term investments at fair value (cost of $0 and $49,998, respectively)	—	49,995
Cash	62,005	6,906
Restricted cash	35,408	8,033
Deferred credit facility costs and prepaid expenses	2,635	3,424
Total Assets	308,302	326,329

Liabilities
Revolving credit facility payable	61,000	118,000
Payable for U.S. Treasury bill assets	—	49,998
Other payables, accrued expenses, and liabilities	5,311	13,352
Total Liabilities	66,311	181,350

Net Assets	$241,991	$144,979

Preferred stock, par value $0.01 per share (50,000,000 shares authorized; no shares issued and outstanding as of June 30, 2015 and December 31, 2014)	$—	$—
Common stock, par value $0.01 per share (450,000,000 shares authorized; 16,642,184 and 9,924,171 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively)	167	99
Paid-in capital in excess of par value	239,344	142,635
Net investment income	24,048	12,808
Accumulated net realized losses	(317)	—
Accumulated net realized losses	347	1,483
Dividend distributions	(21,598)	(12,046)
Net Assets	$241,991	$144,979

Net Asset Value per Share	$14.54	$14.61

TRIPLEPOINT VENTURE GROWTH BDC CORP

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except share data)

	For the Three Months Ended June 30,		For the Six Months Ended	For the Period from March 5, 2014 (Commencement of Operations) to
	2015	2014	June 30, 2015	June 30, 2014
Investment Income
Interest income from investments	$10,487	$5,394	$19,648	$6,702
Other income	1,119	95	1,766	95
Total investment and other income	11,606	5,489	21,414	6,797

Operating Expenses
Base management fee	1,404	674	2,563	818
Income incentive fee	1,575	219	2,737	219
Capital gains incentive fee	6	7	(290)	282
Interest expense and amortization of fees	1,194	776	2,838	930
Administration agreement expenses	406	340	777	392
General and administrative expenses	726	619	1,549	733
Total Operating Expenses	5,311	2,635	10,174	3,374

Net investment income	6,295	2,854	11,240	3,423
Net realized losses	-	-	(317)	-
Net change in unrealized (losses) gains on investments	753	36	(1,136)	1,410

Net Increase in Net Assets Resulting from Operations	$7,048	$2,890	$9,787	$4,833

Basic and diluted net investment income per share	$0.38	$0.29	$0.84	$0.35
Basic and diluted net increase in net assets per share	$0.43	$0.29	$0.73	$0.49
Basic and diluted weighted average shares of common stock outstanding	16,569,406	9,849,599	13,444,704	9,847,936

TRIPLEPOINT VENTURE GROWTH BDC CORP

FINANCIAL HIGHLIGHTS

	For the Three Months Ended June 30,		For the Six Months Ended	For the Period from March 5, 2014 (Commencement of Operations) to
	2015	2014	June 30, 2015	June 30, 2014

Weighted average portfolio yield (1)	17.9%	14.4%	16.2%	14.4%
Coupon income (1)	10.6%	11.1%	10.8%	11.1%
Net amortization and accretion of premiums and discounts (1)	0.6%	0.3%	0.6%	0.3%
Net accretion of end-of-term payments (1)	3.1%	3.0%	3.0%	3.0%
Impact of prepayments (1)	3.6%	0.0%	1.8%	0.0%

Net investment income to average net asset value (2)	10.5%	8.0%	11.6%	7.4%
Net increase in net assets to average net asset value (2)	11.8%	8.1%	10.1%	10.5%

Total operating expenses to average net asset value (2)	8.9%	7.4%	10.5%	7.3%
Operating expenses excluding incentive fees to average net asset value (2)	6.2%	6.8%	8.0%	6.2%
Income component of incentive fees to average net asset value (2)	2.6%	0.6%	2.8%	0.5%
Capital gains component of incentive fees to average net asset value (2)	*	*	(0.3)%	0.6%

* Less than .005%

(1)

Weighted average portfolio yields for periods shown are the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio at the beginning of each month in the period.

(2)	Percentage is presented on an annualized basis.

The following table provides a reconciliation of net investment income to core net investment income for the three and six months ended June 30, 2015, for the three months ended June 30, 2015, and for the period from March 5, 2014 (commencement of operations) to June 30, 2014.

TRIPLEPOINT VENTURE GROWTH BDC CORP

RECONCILIATION OF CORE NET INVESTMENT INCOME

(dollars in thousands, except share data)

Net Investment Income and Core Net Investment Income	For the Three Months Ended June 30,		For the Six Months Ended	For the Period from March 5, 2014 (Commencement of Operations) to
(dollars in thousands, except per share amounts)	2015	2014	June 30, 2015	June 30, 2014
Net Investment Income	$6,295	$2,854	$11,240	$3,423
Capital gains incentive fee	6	7	(290)	282
Core Net Investment Income	$6,301	$2,861	$10,950	$3,705

Net Investment Income per Share	$0.38	$0.29	$0.84	$0.35
Capital gains incentive fee per share	*	*	(0.03)	0.03
Core Net Investment Income per Share	$0.38	$0.29	$0.81	$0.38

* Less than $0.005 per share

For the three and six months ended June 30, 2015, the Company recorded accrued capital gains incentive fee of approximately $6 thousand and a reversal of $0.3 million, respectively. For the three months ended June 30, 2014, the Company recorded accrued capital gains incentive fee of approximately $7 thousand and $0.3 million for the period from March 5, 2014 (commencement of operations) to June 30, 2014. The capital gains incentive fee accrual, as reported under generally accepted accounting principles, is calculated on the basis of net realized and unrealized gains and losses at the end of each period. The accrued capital gains incentive fee related to the hypothetical liquidation of the portfolio (and assuming no other changes in realized or unrealized gains and losses) would only have become payable to its investment adviser in the event of a complete liquidation of its portfolio as of period end and the termination of the Investment Advisory Agreement (“Agreement”).

The amount of the capital gains incentive fee, if any, which will actually be payable is determined in accordance with the terms of the Agreement and is calculated as of the end of each calendar year (or upon termination of the Agreement).  The terms of the Agreement state that the capital gains incentive fee calculation is based on net realized gains, if any, offset by gross unrealized depreciation for the calendar year.  No effect is given to gross unrealized appreciation in this calculation.